UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2014

   CAROLINA FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   Delaware

(State or Other Jurisdiction of Incorporation)

000-19029	57-1039637
(Commission File Number)	(I.R.S. Employer Identification No.)

288 Meeting Street, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

   (843) 723-7700

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 15, 2014, Carolina Financial Corporation (the “Company”) announced that its wholly-owned bank subsidiary, CresCom Bank, had completed its previously announced acquisition of certain assets and the assumption of liabilities with respect to 13 branches of First Community Bank, Bluefield, Virginia, located in southeastern North Carolina and South Carolina. The acquisition included the assumption of approximately $218 million in deposits and the purchase of approximately $78.5 million of loans and certain other assets associated with the acquired branches, based on December 11, 2014 financial information and subject to a post-closing confirmation and adjustment. In consideration of the purchased assets and transferred liabilities, CresCom Bank paid to First Community Bank a 3.25% premium on substantially all of the deposits assumed. The purchase was finalized following the close of business on December 12, 2014, and the branches were converted to CresCom Bank branches during the weekend of December 13-14, 2014. The acquired branches opened as CresCom Bank branches on the morning of December 15, 2014. Also on December 15, 2014, the Company published a news release announcing completion of the acquisition. A copy of the news release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statement of Business Acquired. To the extent that financial statements required by this item have not been waived by the staff of the Securities and Exchange Commission, such financial statements will be filed in an amendment to this report no later than February 16, 2015.

(b)	Pro Forma Financial Information. To the extent that pro forma financial information required by this item has not been waived by the staff of the Securities and Exchange Commission, such pro forma financial information will be filed in an amendment to this report no later than February 16, 2015.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit Number	Description
99.1	News Release concerning the acquisition of branches from First Community Bank, Bluefield, Virginia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION,
Registrant

By:	/s/ William A. Gehman, III
Name:	William A. Gehman, III
Title:	Chief Financial Officer

Dated: December 15, 2014

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